Exhibit 99.1
EDDIE BAUER TO MOVE FORWARD WITH TURNAROUND STRATEGY
—Howard Gross Named As Interim CEO; Search for Permanent CEO Initiated—
REDMOND, WA, February 9, 2007 — Eddie Bauer Holdings, Inc. (NASDAQ: EBHI) today announced the resignation of its President, CEO and Board member, Fabian Månsson. Howard Gross, a member of the Board, has been named Interim CEO as the Board conducts a search for a permanent CEO. Howard has over 35 years of experience in the retail apparel industry, having served as President and CEO of Limited Stores and Victoria’s Secret Stores, as well as CEO of the Hub Distributing, Millers Outposts, and Levi’s Outlet Stores divisions of American Retail Group, Inc.
“On behalf of the entire Board, I’d like to thank Fabian for his leadership over the past four and a half years,” said William End, Chairman of the Board. “He guided the Company through its difficult reorganization and the early stages of its turnaround and restored positive sales momentum this past Holiday season with the refocusing of the Company’s product line. We wish him well in his future endeavors.”
Mr. Gross commented, “Our Board is committed to taking the necessary actions to put Eddie Bauer on a path to improve its performance and capitalize on the strong potential of its brand. We are moving forward thoughtfully and expeditiously to position the Company to execute its turnaround strategy.”
As previously announced, at a special meeting of stockholders held on February 8, 2007, an insufficient number of shares were voted in favor of approving the Company’s proposed sale to Eddie B Holding Corp., a company owned by affiliates of Sun Capital Partners, Inc. and Golden Gate Capital. As a result, the Board is evaluating appropriate next steps for the Company to effectuate its turnaround.
About Eddie Bauer
Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells casual sportswear and accessories for the modern outdoor lifestyle. Eddie Bauer believes the Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at approximately 390 stores throughout the United States and Canada, through catalog sales and online at www.eddiebauer.com and www.eddiebaueroutlet.com. Eddie Bauer also participates in joint venture partnerships in Japan and Germany and has licensing agreements across a variety of product categories.
SAFE HARBOR STATEMENTS
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” and similar expressions. All of the forward-looking statements contained in this press release are based on estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known factors. Although we believe such estimates and assumptions are reasonable, they are inherently uncertain and involve risks and uncertainties. In addition, management’s assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this press release are not guarantees of future events, and we cannot assure you that such statements will be realized. In all likelihood, actual results will differ from those contemplated by such forward-looking statements as a result of a variety of factors, including our inability to hire, retain and train key personnel; delays in enhancement of our disclosure controls and procedures; our inability to revitalize Eddie Bauer as a premium quality brand; changes in general economic conditions, consumer confidence and consumer spending patterns; risks associated with legal and regulatory matters; risks associated with rising energy costs; risks associated with reliance on information technology; challenges as a result of our involvement in our former parents bankruptcy process; the diversion of management’s attention from operations while establishing post-emergence infrastructure and evaluating strategic alternatives; our inability to improve profitability of our retail stores, catalogs and website operations; our inability to source our requirements from our current sourcing agents; a significant disruption in our back-end operations; the inability of our joint venture partners to operate our joint ventures effectively; our inability to protect our trademarks and other proprietary intellectual property rights; unseasonable or severe weather conditions; our inability to use our net operating losses to reduce taxes; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. Except as required by law, we undertake no obligation to update any of these forward-looking statements.
Contact:
Wendi Kopsick/Jim Fingeroth
Kekst and Company
212-521-4800
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